EXHIBIT 16.1


December 14, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of The Chalone Wine Group, Ltd. dated December 14, 2001.

Yours truly,



/s/ Deloitte & Touche, LLP
San Francisco, CA